                                                                 EXHIBIT 16(c)



MERRILL LYNCH CALIFORNIA INSURED MUNICIPAL BOND FUND - CLASS C
      10/21/94 - 08/31/95




                                                                           SINCE              SINCE
                                                                         INCEPTION          INCEPTION
                                                                      AVERAGE ANNUAL          TOTAL
                                                                       TOTAL RETURN          RETURN*
                                                                      --------------     --------------
Initial Investment                                                       $1,000.00          $1,000.00

Divided by Net Asset Value                                                    9.19               9.19
                                                                        ----------         ----------
Equals Shares Purchased                                                    108.814            108.814

Plus Shares Acquired through Dividend Reinvestment                           4.499              4.499
                                                                        ----------         ----------
Equals Shares Held at 08/31/95                                             113.313            113.313


Multiplied by Net Asset Value at 08/31/95                                     9.65               9.65
                                                                        ----------         ----------
Equals Ending Value before deduction for contingent
  deferred sales charge                                                   1,093.47           1,093.47

Less deferred sales charge                                                  (10.00)              0.00
                                                                        ----------         ----------
Equals Ending Redeemable Value at $1000 Investment
  (ERV) at 08/31/95                                                       1,083.47           1,093.47
                                                                        ----------         ----------
Divided by $1,000 (P)                                                       1.0835             1.0935

Subtract 1                                                                  0.0835             0.0935

Expressed as a percentage equals the Aggregate
  Total Return for the Period (T)                                            8.35%
                                                                        ==========

Expressed as a percentage equals the Aggregate
  Total Return for the Period                                                                   9.35%
                                                                                           ==========
ERV divided by P                                                            1.0835

Raise to the power of                                                       1.1624

Equals                                                                      1.0977

Subtract 1                                                                  0.0977

Expressed as a percentage equals the Average
  Annualized Total Return                                                    9.77%
                                                                        ==========

*  Does not include sales charge for the period.

                                                                EXHIBIT 16(c)

                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                                ENDING 08-31-95

        Merrill Lynch California Insured Municipal Bond Fund of Merrill Lynch California Municipal Series Trust - Class C

Long term income generally based on yield to maturity
  times market value of each security                                $7,291

Plus short term income accrued for the past thirty days                 480
                                                                -----------
Equals Total Income                                                   7,771

Less expenses for the past thirty days                               (1,294)
                                                                -----------
Equals net monthly income for yield calculation                       6,477
                                                                -----------
Average shares outstanding for 30 days                              160,006

Times the Maximum Offering Price                                       9.64
                                                                -----------
Equals total dollars                                             $1,542,455
                                                                ===========
Net monthly income dividend by total dollars equals             0.004199001

Add 1                                                           1.004199001

Raise to the power of 6                                         1.025459963

Subtract 1                                                      0.025459963

Times 2                                                         0.050919926

Expressed as a percentage equals the standardized
  yield for 30 day period                                              5.09%
                                                                    =======

Tax Rate                                                              28.00%

X = 1 minus Tax Rate                                                  72.00%

Standardized Yield divided by X equals Tax Equivalent
  Yield for 30 day period                                              7.07%
                                                                    =======
